LEASE AGREEMENT AT ONE PALAFOX PLACE

THIS LEASE AGREEMENT (the "Lease"), made as of the 3 day of July, 2024 by and between **ONE PALAFOX PLACE, LLC**, a Florida limited liability company (the "Landlord"), having an address at 3 West Garden St., Suite 210, Pensacola, Florida 32502, and **Benjamin Securities, Inc.** a ("Tenant"), having an address at 3 W Garden St., Suite 407, Pensacola, Florida 35202:

1. Introductory Provisions.

1.1 Fundamental Lease Provisions. Certain fundamental provisions are presented in this Section in summary form to facilitate convenient reference by the parties.

(a) **Tenant's Trade Name at the Premises**: Benjamin Securities, Inc.

(b) **Premises**: The premises (the "Premises") is Suite No. 407 in the building located at 3 West Garden St. ,Pensacola, Florida, bearing tax parcel identification number 900-100-1257 and commonly referred to as Blount (the "Building").

i. **Size of Premises**: The Premises are approximately 875 leasable square feet.

(c) **Term**: The initial term of the Lease shall be Sixty (60) months.

i. **Commencement Date and Expiration Date**: The Commencement Date shall be July 1, 2024, and the Expiration Date shall be June 30, 2029 If the Lease is renewed as provided for herein, then the Expiration Date shall be the last date of the renewal term.

ii. **Rent Commencement Date**: Other than the first month's rent (which is provided for in Section 1.1(e)), Tenant's obligation to pay Rent hereunder shall commence on July 1, 2024.

iii. **Delivery Date**: The date on which Landlord delivers lawful possession of the Premises with the Improvements as required by Section 3.3 (other than reasonable "punch list" items), as certified to Tenant by a licensed contractor or engineer; estimated Delivery Date is July 1, 2024. To the extent allowed by applicable law, Tenant shall be allowed to move furniture into the Premises starting July 1, 2024.

(d) **Rent:**

i. The monthly Rent for Year 1 shall be $2,406.25, plus Florida sales tax.

ii. The Rent for subsequent years shall increase annually by 3%

over each prior year.

iii. Renewal Option: Tenant shall have _1_ renewal terms for _5_ Lease Years each. _90_ day's prior written notice required. During any renewal term, the Rent shall increase annually by _TBD_% over each prior year.

(e) **Security Deposit and First Rent**: A security deposit has been given to the Landlord in the amount of $2,000.00_, which shall be held as a security deposit by Landlord in a non-interest bearing account. Upon full execution of the Lease, Tenant shall pay to Landlord (i) the first month's rent, and (ii) the sales tax thereon.

(f) **Use**: The Premises shall be used for the operation of a _General Office Use_.

1.2 Agreement. In consideration of the rent and other sums payable to Landlord hereunder and the covenants and agreements to be observed and performed by Tenant, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Premises for the Term, at the rental and upon the conditions and agreements hereinafter set forth.

2. Premises.

2.1 Premises. Landlord represents that Landlord is the owner of the Building, in fee simple, and has the full right, power and authority to enter into this Lease with Tenant, without the consent of any other party or parties being required. Landlord also leases to Tenant the common right, coterminous with other tenants in the Building, to use the common areas, which includes the stairwells, elevators, and lobbies ("Common Area"). Landlord may increase, reduce or change the number, dimensions or location of the walks and buildings in any manner whatsoever that Landlord shall deem proper, and reserves the right to make alterations or additions to the building in which the Premises are contained or elsewhere in the Building; provided that no changes made by the Landlord shall, either temporarily or permanently disrupt or prevent access to the Building or the Premises. Nothing herein contained shall be construed as a grant or rental by Landlord to Tenant of the roof and exterior walls of the building or buildings of which the Premises form a part, or of the walks and other Common Areas beyond the Premises, or of the land upon which the Premises are located.

2.2 Services Provided This is a full service lease. Utilities and Janitorial shall be provided by the Landlord for the leased premises.

3 Term.

3.1 Commencement of Term. The term of this Lease (the "Term") shall commence on the Commencement Date. Tenant's obligation to pay rent hereunder shall commence on the Rent Commencement Date and shall continue for the Term specified in Section 1.1(c), and shall end, unless extended pursuant to Section 3.5 hereof or sooner terminated on the Lease Expiration Date.

3.2 Lease Year Defined. The term "Lease Year" shall mean a period of twelve (12) consecutive full calendar months, with the first Lease Year commencing on the Rent Commencement Date; provided, however, that if the Rent Commencement Date is not the first day of a calendar month, then the first Lease Year shall commence on the Rent Commencement Date and shall last one (1) year

from the date thereof, and if the date on which this Lease expires or is terminated is not the last day of a calendar month, then the last Lease Year shall be shortened so as to expire on said date.

3.3 Landlord Improvements.

(a) Improvements. Landlord shall make the improvements to the Premises as described on an exhibit which will be subsequently attached hereto as Exhibit C (collectively, the "Improvements"). If Landlord and Tenant are unable to agree on the Improvements or the costs thereof by that date that is 30 calendar days from the Effective Date, then either party may terminate this Lease by delivery of written notice to the other party. If this Lease is terminated for failure to agree on the Improvements or the cost thereof, Tenant shall pay to Landlord 50% of the architecture and engineering costs, if any, incurred to the date of termination.

(b) Force Majeure. The time within which Landlord shall be required to complete the Improvements shall be extended to the extent that the performance of such act or acts shall be delayed by acts of God, fire, windstorm, flood, explosion, collapse of structures, riot, war, labor disputes, delays or restrictions by governmental bodies, inability to obtain or use necessary materials, or any cause beyond the reasonable control of such party, other than lack of monies or inability to procure monies to fulfill its commitment to complete the Improvements; *provided, however,* that the Landlord shall give prompt notice to Tenant of the occurrence causing such delay.

(c) Failure of Landlord to Complete Improvements. In the event Landlord fails to complete the Improvements and deliver lawful possession thereof to Tenant within ninety (90) days following the Delivery Date, Tenant shall have, in addition to any and all remedies herein provided, the right, upon notice to Landlord, to (a) postpone the Delivery Date by which Landlord must complete and deliver lawful possession to Tenant or (b) immediately cancel and terminate this Lease and obtain the immediate refund of all monies deposited by Tenant with Landlord hereunder. Other than 1st month's Rent, no Rent shall be payable by Tenant until Landlord has completed the Improvements and delivered lawful possession of the Premises to Tenant.

3.4 Quiet Enjoyment. Landlord hereby represents and warrants that Landlord is the owner of the Building, in fee simple, and has the full right, power and authority to lease the Premises to Tenant, without the consent of any other party or parties being required. Upon Tenant's paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to the provisions of this Lease.

3.5 Renewal Option. So long as Tenant is not in default of any term or provision hereof at the time of exercising the following options to renew, Tenant shall have the option to extend the Term of this Lease under the same terms and conditions herein contained for One (1) renewal terms of Five (5) Lease Years, commencing on the first day following the expiration of the initial Term or prior renewal term, as the case may be, except that the Rent during each such renewal term shall be as provided below. Tenant will give Landlord Ninety (90) days prior written notice of Tenant's election to exercise each renewal option and failure to give such notice, time being of the essence, shall constitute the Tenant's waiver of its renewal option rights. The Rent payable by Tenant to Landlord during each such renewal term shall increase by N/A Percent (____%) from the prior Lease year and annually increase by the same amount each year thereafter on the Lease's anniversary date.

4. Rent and Security Deposit.

4.1 Rent. Tenant shall pay to Landlord at the office of Landlord, or at such other place designated by Landlord, without notice, demand, deduction or set-off whatsoever, the Rent, as set forth in Section 1.1(d), plus any sales (which is currently 7%), use, or other taxes assessed from time to time on the Rent or on the use and occupancy of the Premises, shall be paid by Tenant to Landlord in monthly installments in advance, on or before the first (1st) day of each calendar month. If the Rent Commencement Date is other than the first day of a calendar month, the Rent for the period from the Rent Commencement Date to the first day of the next succeeding month shall be prorated on a per diem basis and shall be payable with and in addition to the first monthly installment of Rent on the Rent Commencement Date. In order to defray delinquent payments, Tenant shall pay on demand in addition to any Rent due hereunder a late charge equal to ten (10%) percent of the Rent when any installment of Rent is past due more than ten (10) days after the due date thereof, Tenant acknowledges that this charge is made to compensate Landlord for additional costs incurred by Landlord as a result of Tenant's failure to pay when due, and is not a payment for the extension of the Rent due date. Failure of Landlord to insist upon the payment of the late charge, isolated or repeated, shall not be deemed a waiver of Landlord's rights to collect such charge for any future delinquencies.

4.2 Security Deposit. Tenant, concurrently with the execution of this Lease, has deposited with Landlord the Security Deposit, as set forth in Section 1.1(e), as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord, in its sole discretion, may elect to use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default; provided, however, that Landlord shall give Tenant written notice of such expenditures not less than thirty (30) days in advance of incurring or paying them. If any portion of the Security Deposit is so used or applied, Tenant shall, within thirty (30) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform each provision of this Lease to be performed by it, the Security Deposit or any unused balance thereof shall be returned to Tenant at the expiration of the Term and upon Tenant's vacating the Premises and removing all of its property as provided for herein, any delay in which shall cause interest to accrue thereon at the Default Rate, as defined in Section 15.1 of this Lease. The Security Deposit shall not constitute prepaid rent or liquidated damages but may be applied by the Landlord, the Landlord's sole discretion, toward the payment of the last rentals due under this Lease. Landlord may transfer the Security Deposit to a transferee of Landlord's interest in the Premises or the Building, whereupon Landlord shall be discharged from any further liability to Tenant for the Security Deposit. This provision shall also apply to subsequent transferees.

5. Common Areas.

5.1 Use of Common Areas. The use and occupancy by Tenant of the Premises shall include the use in common with others entitled thereto of the common areas and sidewalks within or adjacent to the Building, together with such other facilities as may be designated from time to time by Landlord (collectively referred to as the "Common Areas"); provided, however, that the use of the Common Areas by Tenant shall be subject to the regulations for the use thereof as may be prescribed by Landlord from time to time during the Term. The Rules and Regulations currently prescribed by Landlord, if any, are attached hereto as Exhibit B. Landlord reserves the right to amend the Rules and Regulations from time to time, which amendment shall become effective upon delivery of a copy of same to Tenant.

5.2 License. The Common Areas are the private property of Landlord and are, at all times, subject to the unrestricted control of Landlord; provided, however, that Landlord shall not use or allow the Common Areas to be used for any purpose or in any manner that could obstruct or diminish or interfere with Tenant's quiet enjoyment or Tenant's business in the Premises. The Common Areas that Tenant may be permitted to use and occupy are to be used and occupied under a revocable license. If the amount or type of such areas is diminished, increased or otherwise altered, provided such alterations do not obstruct, diminish or interfere with Tenant's quiet enjoyment or Tenant's business in the Premises, Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall the diminution, enlargement or alteration of such areas be deemed constructive or actual eviction.

6. Use of Premises; Compliance with Laws.

6.1 Use. Tenant shall use and occupy the Premises only for the use set forth in Section 1.1 hereof, and shall not use or occupy the Premises or permit the same to be used for any other purpose. Tenant agrees that it will use the Premises in such a manner so as not to interfere with or infringe on the rights of other tenants in the Building. Tenant shall not use or occupy the Premises in violation of any law, ordinance, regulation or directives or any condition of any governmental authority having jurisdiction thereof or of any condition of the certificate of occupancy issued for the building of which the Premises are a part, and shall, upon five (5) days written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be in violation of any law, ordinance, regulation or directive of said certificate of occupancy.

6.2 Signage. Landlord, at its cost, shall list Tenant on any wall marques or directories for the Building. Landlord reserves the right to approve or disapprove, which approval shall not be unreasonably withheld, any sign before its installation by the Tenant and require Tenant to remove any sign, decoration or advertising material that is visible from the exterior of the Premises not approved by the Landlord. Any sign installed by Tenant must be in full compliance with all municipal codes relating thereto.

6.3 Compliance with Laws. Tenant shall, at Tenant's cost and expense, promptly comply in all material respects with all laws, orders, regulations, rules and requirements of every kind and nature, now or hereafter in effect, applicable to the interior of the Premises and/or governing or regulating the conduct of Tenant's use thereof. Landlord shall, at Landlord's cost and expense, promptly comply in all material respects with all laws, orders, regulations, rules and requirements of every kind and nature, now or hereafter in effect, governing the uses in the Building Common Areas and regulating the physical condition thereof, including but not limited to the Americans with Disabilities Act.

7. Alterations, Repair and Maintenance.

7.1 Alterations. At any time or times during the Term, Tenant may make such decorative and other non-structural additions, alterations, changes or improvements in or to the Premises or any part thereof as Tenant may deem necessary or desirable; provided, however, that Tenant shall not have the right to make any additions, alterations, changes or improvements which affect the structure, structural strength, fire safety, or outward appearance of the Premises or the building. Tenant must obtain Landlord's prior written consent, which consent may withheld in Landlord's sole and absolute discretion, prior to making any additions, alterations, changes, or improvements. Any additions, alterations, changes or improvements made in or to the Premises by Tenant shall be in compliance with all insurance requirements and regulations and ordinances of governmental authorities

and shall, upon the expiration or sooner termination of the Term, become the property of Landlord; provided, however, Landlord may at its option, require Tenant, at Tenant's sole cost and expense, to remove any such additions, alterations, changes or improvements at the expiration or sooner termination of the Term and to repair any damages to the Premises caused by such removal. Tenant hereby indemnifies Landlord against, and shall keep the Premises free from, any and all mechanics' liens or other such liens arising from any work performed, material furnished, or obligations incurred by Tenant in connection with the Premises, and agrees to obtain discharge of any lien which attaches as a result of such work immediately after such lien attaches or payment for the labor or materials is due. No construction lien arising from any improvements made or work performed by or for Tenant shall attach to or become a lien on Landlord's interest in the Premises, but shall attach to and become a lien only on Tenant's leasehold interest.

7.2 Repairs by Tenant agrees to return the Premises to Landlord at the expiration or sooner termination of this Lease in as good condition and repair as when first received, reasonable wear and tear and damage by fire or other insurable casualty not caused by Tenant excepted. Tenant shall be liable for all damage or injury to the Premises or the Building or the appurtenances thereto caused by the act or negligence of Tenant, its agents, employees, licensees, invitees or visitors. Landlord shall make such repairs for which the Tenant is liable pursuant to the preceding sentence and charge Tenant for the cost thereof and Tenant hereby agrees to pay such amounts on demand. Except as provided in this Section 7.2 hereof, Tenant shall have no right to make repairs at the expense of Landlord or to deduct the cost thereof from the rent due hereunder.

7.3 Repairs by Landlord. Landlord agrees to keep and maintain in good order and repair the Premises and the Building and appurtenances thereto and every part thereof, in good order and repair, except portions of the Premises to be repaired by Tenant pursuant to Section 7.2 hereof. Without limiting the foregoing, Landlord agrees to keep in good order and repair and to replace as needed the roof, foundation, structural components, exterior walls, heating and air-conditioning components, ventilation, water, sewer, light bulbs, electrical systems, sprinkler systems (if any), mechanical systems, elevators, and plumbing systems to the extent the system serves more than one tenant or the common areas. In providing the repairs described above, Landlord shall not unreasonably interfere with Tenant's ongoing business operations in, and quiet enjoyment of, the Premises. Tenant shall at once report in writing to Landlord any defective condition known to it that Landlord is required to repair pursuant to this Section 7.3. Tenant's failure to report to Landlord any such condition or defect shall make Tenant responsible to Landlord for any liabilities, costs, expenses and attorneys' fees incurred by Landlord as a result of such defect. Landlord's obligation to repair is expressly limited to those items set forth in this Section 7.3.

7.4 Condition of Premises. Tenant acknowledges that neither Landlord nor any agent or employee of Landlord has made any representation or warranty with respect to the Premises or the building or with respect to the suitability thereof for the conduct of Tenant's business. Subject to the provisions contained in Section 3.3 hereof, Tenant shall accept the Premises in its "AS IS" condition. Landlord warrants that the roof, structure and common elements are in good condition and working order upon the commencement of the Term.

7.5 Rubbish Removal and Pest Control. If janitorial service is not provided by the Landlord, the Tenant shall keep the Premises clean and shall remove all refuse from the Premises. Tenant agrees to keep all accumulated rubbish in covered containers and to have same removed regularly. In the event Tenant fails to keep the Premises and other portions heretofore described in the proper condition, Landlord shall provide Tenant with fifteen (15) day's notice and opportunity to cure, failing which, Landlord may cause the same to be done for and on account of Tenant and Tenant hereby agrees to pay the expense thereof on demand. Tenant shall utilize the common dumpster or compactor facility located at the Building.

Landlord shall obtain and maintain pest control services for the Premises and the Building.

7.6 Sidewalks. Tenant shall neither encumber nor obstruct the sidewalks adjoining the Premises nor allow the same to be obstructed or encumbered in any manner. Tenant shall not place or cause to be placed any merchandise, vending machines or anything else on sidewalk or exterior of the Premises without prior written consent of Landlord. Landlord, with prior written consent, may grant Tenant permission, upon each event, to hold promotional events at the Premises and use the exterior for promotional materials, all in accordance with local sign ordinances.

8. Use of Facilities. Tenant agrees not to install any equipment nor shall Tenant use the Premises in a manner that will exceed or overload the capacity of any utility facilities, such agreement based on Landlord's representation that the current capacity of such utilities is sufficient to support the operation of Tenant's business in the Premises. If Tenant's use of the Premises shall require additional utility facilities, the same shall be installed only after obtaining Landlord's written approval, and at Tenant's expense in accordance with plans and specifications approved in writing by Landlord. If Tenant's use or occupancy of the Premises results in an increase to Landlord of any utilities expense or results in connection or tap-in fees, charges for increased usage or capacity, or assessments of any kind whatsoever, Tenant shall pay the entire amount thereof within ten (10) days of Landlord's written demand. In no event shall Landlord be liable for any interruption or failure in the supply of utilities to the Premises, unless caused by the negligence of Landlord.

9. Tenant's Property.

9.1 Taxes on Leasehold. Tenant shall pay prior to delinquency all taxes, both real and personal, assessed against or levied upon its fixtures, furnishings, equipment, leasehold improvements and all other personal property of any kind owned by or used in connection with the Premises by Tenant.

9.2 Loss and Damage. Landlord shall not be liable for any damage to property of Tenant or of others located on the Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise, unless, in either case, such damage or loss is occasioned by the willful act, neglect or breach of this Lease by Landlord. Landlord shall not be liable for any injury or damage to person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain,

snow or leaks from pipes, appliances, plumbing works, the roof, or from any part of the Premises or from the street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless occasioned by the willful act, neglect or breach of this Lease by Landlord. Landlord shall not be liable for any such damage caused by other tenants of the Building or persons in the premises, occupants of adjacent property, of the Building, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall not be liable for any latent defect in the Premises or in the building of which they form a part. All property of Tenant kept or stored on the premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier, unless such damage shall be caused by the willful act, neglect or breach of this Lease by Landlord.

9.3 Notice by Tenant. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Premises and the building of which the Premises are a part, of defects therein, or in any fixtures or equipment.

10. Insurance and Indemnity.

10.1 Liability Insurance. Tenant shall carry at its own expense Comprehensive General Public Liability and Property Damage insurance with combined single limits of not less than one million dollars ($1,000,000.00), with insurance companies authorized to do business in the State in which the Premises are located, with Landlord named as an additional insured and with provisions prohibiting the modification or cancellation of such insurance without at least thirty (30) days' prior written notice to Landlord. Tenant shall deliver said policies or certificates thereof to Landlord upon execution of this Lease and thereafter renewal policies or certificates shall be delivered to Landlord not less than thirty (30) days prior to the expiration of the policies of insurance. The failure of Tenant either to effect said insurance in the names herein called for or to pay the premiums therefore or to deliver said policies or certificates to Landlord shall permit Landlord to procure the insurance and pay the requisite premiums therefore (force cover), which premiums shall be paid to Landlord with the next installment of Rent.

10.2 Landlord's Insurance. Landlord shall maintain hazard and wind insurance throughout the lease term in Landlord's sole discretion. Landlord's policies shall cover the full replacement value of the Building with standard form of extended coverage endorsement and standard form of lender's loss payable endorsement issued to the holders of a mortgage or deed of trust secured by the premises, together with loss of rents, vandalism, malicious mischief and sprinkler leakage coverage. Landlord's insurance will not insure Tenant's personal property or leasehold improvements. Landlord does maintain flood insurance.

10.3 Property Insurance and Plate Glass. If the Premises are located on the ground floor, Tenant shall replace, at its sole cost and expense, and all plate glass damaged or broken from any cause whatsoever in and about the Premises. Tenant may, in Tenant's sole discretion, procure and maintain, at its own expense, insurance covering all plate glass in the Premises for and in the name of Landlord. Tenant shall obtain and also pay for and maintain in full force and effect during the Term a standard form policy of fire insurance with standard form of extended coverage endorsement covering all stock and trade, trade fixtures, equipment and other personal property located in the Premises and used by Tenant in connection with its business. Tenant acknowledges that Landlord's insurance shall not insure Tenant's leasehold improvements, personal property, supplies and equipment. It is recommended that Tenant obtain and maintain, at its own expense, insurance covering Tenant's improvements, personal property, supplies and equipment, in an amount equal to the replacement cost thereof.

10.4 Evidence of Insurance. Upon Landlord's written request, duplicate copies of the certificates of insurance required of Tenant will be delivered to Landlord. The certificates shall provide that the insurance may not be cancelled except upon thirty (30) days' prior written notice to Landlord and Landlord's mortgagees. Upon Tenant's written request, duplicate copies of the certificates of insurance required of Landlord will be delivered to Tenant. The certificates shall provide that the insurance may not be cancelled except upon thirty (30) days' prior written notice to Tenant.

10.5 Indemnification.

a) Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, lessees or concessionaires. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation including attorneys' fees incurred in negotiation, trial or on appeal. Tenant shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in enforcing the covenants and agreements in this Lease.

b) Landlord will indemnify Tenant and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Landlord of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Landlord, its agents, contractors, employees, servants, lessees or concessionaires. In case Tenant shall, without fault on its part, be made a party to any litigation commenced by or against Landlord, then Landlord shall protect and hold Tenant harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Tenant in connection with such litigation including attorneys' fees incurred in negotiation, trial or on appeal. Landlord shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Tenant in enforcing the covenants and agreements in this Lease.

11. Damage or Destruction.

If the Premises or the portion of the building of which the same are a part are damaged by fire or other insured casualty and the insurance proceeds have been made available therefore by the holder or holders of any mortgages or deed of trust covering the Premises or the property of which the same are a part, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefore, provided such repairs can, in the opinion of a licensed public adjuster, be made within ninety (90) days after the occurrence of such damage, and until such repairs are completed, the Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business, and Landlord shall look to the rental loss coverage as provided in paragraph 10.2 herein for recovery of lost rent during said abated period caused by such casualty. If repairs cannot, in the opinion of a licensed public adjuster, be made within ninety (90) days, or if such repairs are not completed within such ninety (90) day period, Landlord and/or Tenant may terminate

this Lease as of the date of such casualty. Tenant understands and agrees that Landlord shall have no obligation to carry insurance of any kind on Tenant's furniture, and furnishings or other personal property or on any fixtures or equipment removable by Tenant under the provisions of this Lease, and that Landlord shall not be obligated to make any repairs thereto or to replace the same.

12. Condemnation.

If the whole of the Premises or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain or otherwise transferred in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is later. No award for any total or partial taking shall be apportioned and Tenant hereby assigns to Landlord any award which may be made in such taking in condemnation, together with any or all rights of Tenant nor or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and removable by Tenant at the expiration of the Term as provided hereunder or the interruption of or damage to or diminution in value of Tenant's business, moving expenses or loss of goodwill. In the event of a partial taking which does not result in the termination of this Lease, the Rent shall be apportioned according to the part of the Premises remaining usable by a Tenant.

13. Assignment and Subletting.

Tenant shall not assign or sublet all or any portion of the Premises without Landlord's prior written consent, other than to an affiliate of Tenant which controls, is controlled by, or is under common control with Tenant (an "Affiliate"), which consent shall not be unreasonably withheld. Notwithstanding Tenant's right to assign or sublet to an Affiliate, Tenant may not assign to an Affiliate if such assignment would cause Landlord to be in breach of its lease with any other tenants of the Building. Tenant shall also be permitted to sublet no more than fifteen percent (15%) of the Premises to an affiliate without the consent of landlord. Any sale, assignment, mortgage, transfer or subletting of this Lease or the Premises or any part hereof or thereof which is not in compliance with the provisions of this Article, including the sale of all or a majority ownership interest of Tenant itself, shall be void and shall, at the option of Landlord, constitute a default under this Lease. The consent by Landlord to an assignment or subletting shall not be construed as relieving Tenant from obtaining the express written consent of Landlord to any further assignment or subletting or as releasing Tenant or any guarantor from any liability or obligation hereunder whether or not then accrued. Landlord in its sole discretion shall not unreasonably withhold consent.

14. Subordination.

This Lease is subject and subordinate to any and all mortgages or deeds of trust now existing, or which may hereafter be executed covering the Premises or the real property of which the same are a part, or any leasehold estates affecting the same, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof. Tenant agrees to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord necessary or proper to assure the subordination of this Lease to any such mortgages, deeds of trust or leasehold estates provided that the holder of any such mortgage, deed of trust or leasehold estate agrees that in the event of foreclosure or other action taken by the holder thereof, this Lease and the rights of Tenant shall not be disturbed but shall continue in full force and effect for so long as Tenant is not in default hereunder. Tenant hereby agrees to attorney to any person, firm or corporation purchasing or otherwise

acquiring the Premises, at any safe or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such mortgages or deeds of trust or leasehold estate as if such person, firm or corporation had been named as Landlord herein. Tenant agrees to execute, acknowledge and deliver in recordable form to any proposed mortgagee or purchaser, or to Landlord, or to such other person designated by Landlord, a certificate certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or, if Tenant claims any defenses or offsets, stating those claimed by Tenant. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant's failure to deliver such statement within ten (10) days after Landlord's written request therefore shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord and that there are no uncured defaults in Landlord's performance hereunder.

15. Default; Bankruptcy.

15.1 Default. If Tenant shall fail (a) to pay Rent or any other item to be paid by Tenant hereunder when due or (b) to perform any other term, covenant, or condition of this Lease, and such failure shall not have been cured or commenced to be cured to the satisfaction of Landlord within thirty (30) days after written notice thereof by Landlord to Tenant, Landlord may, at its option, declare Tenant to be in default hereunder and thereupon Landlord shall be entitled, without further notice, to exercise any one or more of the remedies provided for herein or otherwise permitted by law.

Upon notice of default in the performance of any term, covenant or condition of this Lease other than the payment of Rent or other sums, Tenant agrees to cure or proceed with due diligence to cure such default within thirty (30) days of the notice. If Tenant shall fail to do so, Landlord may, at its option, cure the default in which case all costs and expenses, including reasonable attorneys' fees, incurred by Landlord, together with interest at five percent (5%) above the then applicable prime rate established by J. P. Morgan Chase Bank, N.A. of New York, New York, or the maximum lawful rate, whichever is less (the "Default Rate"), shall be paid by Tenant on the next regular rent payment date.

In the event a default continues beyond any applicable notice or cure period, Tenant shall pay to Landlord, on demand, such expenses as Landlord may incur, including, without limitation, reasonable attorneys' fees, court costs, disbursements and any and all other costs incurred by Landlord in enforcing the performance of any obligation of Tenant under this Lease. If a default shall occur, Landlord shall have the following rights and remedies, in addition to all rights and remedies available under law or equity: (i) Landlord may declare this Lease terminated upon written notice to Tenant; and/or (ii) Landlord or its agents, servants, or representatives, may, immediately or at any time thereafter, re-enter and resume possession of the Premises and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law, or by force or otherwise, without being liable for any damages therefor, and no such re-entry shall be deemed an acceptance or surrender of this Lease; and/or (iii) Landlord may, but shall have no obligation to, in its own name, but as agent for Tenant if this Lease is not terminated, relet the whole or any portion of the Premises for any period equal to or greater or less than the period which would have constituted the balance of the Term, for any sum which Landlord may deem reasonable, to any tenant(s) which Landlord may deem appropriate, and Landlord, in good faith, may grant concessions, including free rent; and/or (iv) Landlord may accelerate the maturity of all rent and other sums due and to become due during the remainder of the Term; and/or (v) Landlord may keep the Lease in force and recover from Tenant the Rent and other sums due from Tenant each month or less frequently at the election of Landlord, or recover the entire sum due at the expiration of the Term; and/or (vi) Landlord may recover from Tenant all expenses, including, without limitation, costs and charges related to repossession of the Premises (including the costs of storing personal property in a public warehouse or elsewhere at the

cost of and for the account of Tenant) and for repairs to the Premises, which amounts will become due when incurred and will become payable to Landlord on demand . In the event of any breach or threatened breach by Tenant of any of the covenants or provisions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity. Landlord may, but shall not be obligated to, cure any default(s) by Tenant under this Lease, and Tenant shall pay to Landlord on demand all costs and expenses incurred by Landlord in curing such default(s), including, without limitation, court costs and attorneys' fees and disbursements in connection therewith, together with interest on the amount of costs and expenses so incurred at the highest rate allowed by law.

15.2 Bankruptcy. If, during the Term, Tenant becomes bankrupt or insolvent or files or has filed against it a petition in bankruptcy or for reorganization or arrangement or other relief under the federal Bankruptcy Code or makes an assignment for the benefit of creditors, Landlord may at its election terminate this Lease by giving not less than thirty (30) days' written notice to Tenant and, when so terminated, Landlord may reenter the Premises, and the Premises and leasehold interest created by this Lease shall not be treated as an asset of Tenant's estate. Landlord's termination of this Lease and reentry of the Premises shall not prevent Landlord from pursuing any other remedies available to it under this Lease or applicable law.

15.3 Rights and Remedies. Except to the extent otherwise expressly provided in this Lease to the contrary, the various rights and remedies herein granted to either party may be exercised concurrently and shall be cumulative and in addition to any others such parties may be entitled to by law, and the exercise of one or more rights or remedies shall not impair such party's right to exercise any other right or remedy. The failure or forbearance of either party to enforce any right or remedy in connection with any default shall not be deemed a waiver of such default nor a consent to a continuation thereof, nor waiver of the same default at any subsequent date.

16. Access by Landlord.

16.1 Right of Entry. Landlord and its agents shall have the right to enter the Premises at all reasonable times during business hours but at off-peak periods for the purpose of examining or inspecting the same, showing the same to prospective purchasers or tenants of the Building, and making such alterations, repairs, improvements or additions to the Premises or the building of which they are a part as Landlord may deem necessary or desirable. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligations, responsibility or liability whatsoever, for the care, maintenance, or repair of the Premises or the building of which they are a part, or any part thereof, except as otherwise herein specifically provided. During the last six (6) months of the Term, Landlord shall have the right to place upon the Premises the usual notices indicating the Premises to be for lease or sale, and Tenant shall not interfere with such notices. Upon verbal notice to Tenant, Landlord may enter the Premises whenever reasonably necessary in the case of an emergency.

17. Sale by Landlord.

In the event of any transfer or transfers of Landlord's interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord occurring from and after the date of such transfer; provided, however, that any funds in the hands of Landlord at the time of such transfer in which Tenant has an interest shall be turned over to the transferee and any amounts then due and payable to Tenant by Landlord under any provisions of this Lease shall be paid to Tenant, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during their respective successive periods of

ownership. The Tenant shall, upon request by the Landlord, provide an estoppel certificate to the Landlord in such form as the Landlord may reasonably request.

18. Surrender of Premises.

At the termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in as good condition and repair as reasonable and proper use thereof will permit. If not then in default, Tenant shall, except as provided in Section 7.1 hereof, have the right at the end of the Term to remove any equipment, furniture, trade fixtures or other personal property placed in the Premises by Tenant, provided that Tenant promptly repairs any damage to the Premises caused by such removal. Any liability of Tenant hereunder shall survive termination of this Lease, whether by expiration of the Term, eviction or otherwise. If Tenant fails to remove any property belonging to it within thirty (30) days of the Landlord's notice to remove such property or subsequent to a court order directing such removal, then all such property shall be deemed abandoned by Tenant and shall become the property of Landlord.

19. Notices.

Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, by recognized overnight delivery service (e.g., Federal Express) or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant or to Landlord at the address noted on the first page hereof. Either party may by notice to the other specify a different address for notice purposes. Notwithstanding the foregoing, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices required or permitted to be given to Landlord shall be concurrently transmitted to such party or parties at such address as Landlord may from time to time hereafter designate by notice to Tenant.

20. Inability to Perform.

This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike or other labor troubles, civil commotion, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, energy shortages, acts of God or by any other causes beyond the control of Landlord.

21. Waivers of Subrogation.

Each of the parties hereto waives any and all rights of recovery against the other or against any other tenant or occupant of the building or the Building or against the officers, employees, agents, representatives, invitees, customers and business visitors of such other party or of such other tenant or occupant of the building or the Building for loss of or damage to such waiving party or its property or the property of others under its control arising from any cause insured against under the standard form of fire insurance policy with all permissible extensions and endorsements covering additional perils, or under another policy of insurance carried by such waiving party in lieu thereof, to the extent of the insurance proceeds paid thereunder. Such waiver shall be effective only so long as the same is permitted by each party's insurance carrier without the payment of additional premium.

22. Rules and Regulations.

The Rules and Regulations pertaining to the Building, attached hereto as Exhibit "B", and all Rules and Regulations which Landlord may hereafter from time to time adopt and promulgate for the management of the Property, are hereby made a part of this Lease and shall, during the term of this Agreement be in all respects observed and performed in all material respects by Tenant and Tenant's employees, servants, agents, invitees and guests. Tenant agrees to abide by, uphold and fully comply with the Rules and Regulations as shown on Exhibit "B" and with such reasonable modifications thereof and additions thereto as Landlord may make, as long as such Rules and Regulations and any future modifications and additions thereto do not contravene or limit any right expressly granted to Tenant under this Lease. Landlord agrees to apply and enforce the Rules and Regulations against all tenants in the Building in a uniform and consistent manner, and shall have no right to waive any of such rules in the case of any other tenant. Provided Landlord undertakes such enforcement, Landlord shall not be responsible to Tenant for the failure of any other tenant to comply with any Rule or Regulation.

23. Parking. Handled by Premium Parking.

24. Hours of Operation. Tenant agrees to use the Premises for the purpose described herein (and for no other purpose) and to operate its business in the Premises under its corporate or trade name on regular business days except legal holidays. Normal business hours for the building are 8:00am – 6:00pm. Landlord may terminate this lease should Tenant at any time elect to discontinue the operation of its business in the Premises.

25. Communications. All communication services, including but not limited to telephone and internet services, shall be the sole cost of Tenant. The location of all communication lines outside of the Premises shall be approved by Landlord prior to installation.

26. Environmental Provisions.

26.1 Radon. Radon is a naturally occurring radioactive gas that, when it has accumulated in a structure in sufficient quantities, may be health risks to persons who are exposed to it. Levels of radon that exceed Federal and State guidelines have been found in buildings in the State of Florida. Additional information regarding radon and radon testing may be obtainable from the County Public Health Unit. Landlord makes no representation to Tenant concerning the presence or absence of radon gas in the Premises or the Building at any time or in any quantity. Landlord does represent and warrant that the Building does not presently contain any Hazardous or Toxic Materials, as defined in Section 26.3 hereof.

26.2 Tenant's Use. The Tenant represents and warrants that it will not conduct any activities in the Premises or on the property which may constitute a violation of any environmental law, statute and/or regulation. The Tenant agrees not to employ or utilize the Premises or the Building for the purpose of disposing, treating, storing, handling or transporting any materials which may be deemed to constitute Hazardous or Toxic Materials, unless it obtains the prior written consent of the Landlord.

26.3 Hazardous or Toxic Materials. The term "Hazardous or Toxic Materials" means any materials which may be deemed hazardous or toxic including, but not limited to, (i) materials defined as "hazardous waste" under the Federal Resource Conservation and Recovery Act and similar state laws; (ii) "hazardous substances" as identified under the Federal Comprehensive Environmental Response, Compensation and Liability Act and especially in CERCLA Section 101(14) and as set forth in Title 40, Title of Federal Regulations, Part 302; (iii) those elements or compounds which are contained

in the list of hazardous substances adopted by the United States Environmental Protection Agency ("EPA") and the list of toxic pollutants designed by Congress or the EPA or defined by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, polluting, or dangerous waste substance or material, as such lists are now or at any time hereafter in effect; (iv) asbestos; (v) radon; (vi) polychlorinated biphenyl; (vii) petroleum products; and (viii) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful or deleterious to human, plan or animal health or well-being.

26.4 Survival. The provisions set forth in this Article shall survive the termination of this lease. Notwithstanding anything in this Article to the contrary, the Tenant covenants not to introduce any Hazardous or Toxic Materials onto the Premises without (i) first obtaining the Landlord's written consent; and (ii) complying with all federal, state and local laws and ordinances regarding the transportation, use or disposal of such materials, including but not limited to obtaining the proper permits. If the Tenant's transportation, storage, use or disposal of Hazardous or Toxic Materials on the Premises results in (i) contamination of the soil or surface or ground water, (ii) loss or damage to person(s) or property, then the Tenant agrees to (i) notify the Landlord immediately of any contamination, claim of contamination, loss or damage; (ii) after consultation and approval by the Landlord, to clean up the contamination in full compliance with all applicable statutes, regulations and standards; and (iii) to indemnify, defend and hold harmless the Landlord from and against any claims, suits, causes of action, costs and fees, including attorney's fees, arising from or connected with any such contamination, claim of contamination, loss or damage. The provisions herein are in addition to the provisions set forth elsewhere in this Article; however, in the event of a conflict of the provisions of this Section 26.4 with any other provision in this Article, the provision in this Section 26.4 shall prevail.

27. Estoppel Certificate. Tenant shall, within ten (10) days following written request by Landlord, execute, acknowledge and deliver to Landlord a statement in form satisfactory to Landlord in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Rent and other charges have been paid, and any other matter pertaining to this Lease. Any such statement delivered pursuant to this Subsection 27 may be relied upon by any prospective purchaser or mortgagee of the Property, or any prospective assignee of such mortgage.

28. Lease not to be recorded. Tenant agrees that it will not record this Lease. Tenant shall, upon the request of Landlord, execute and deliver a memorandum of lease or a notice or short form of this Lease in such form, if any, as may be acceptable for recording in the Public Records of Escambia County, Florida. Any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

29. Guaranty. This lease shall be guaranteed by N/A pursuant to a separate guaranty in a form substantially similar to that attached as Exhibit D. The guaranty may only be released upon the written agreement of Landlord, which decision to release the guaranty shall be in the sole and absolute discretion of Landlord.

30. Miscellaneous.

30.1 Attorneys' Fees. In the event of any litigation between Tenant and Landlord to enforce any provision of this lease or any right of either party hereto, the prevailing party in such litigation shall be entitled to receive from the other party, either as a direct payment or as an award under any judgment, all costs and expenses, including reasonable attorneys' fees, incurred in negotiation, at trial or on appeal. If either party hereto without fault is made a party to any litigation instituted by or against any other party to this Lease, such other party shall indemnify Landlord or Tenant, as the case may be, against and save it harmless from all costs and expenses, including reasonable attorneys' fees, incurred in connection therewith.

30.2 Interest on Past Due Obligations. Any amount due from Tenant to Landlord hereunder, including but not limited to Rent, which is not paid when due, shall bear interest at the Default Rate from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

30.3 Time of Essence. Time is of the essence with respect to the performance of each of the parties' respective covenants of this Lease.

30.4 Holding Over. Should Tenant continue in occupancy of the Premises after the termination of this Lease, Tenant shall become a tenant from month to month only, upon each and all of the terms herein provided as may be applicable to such month to month tenancy, and any such holding over shall not constitute a renewal or extension of this Lease. During such holding over Tenant shall pay rent at the lesser of (i) one and one half times the monthly rate provided for herein during the period immediately preceding the hold over period or (ii) the hold over rent amount provided by Florida law.

30.5 Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

30.6 Brokers. Except for N/A, Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims for any such commissions.

Except for N/A, Landlord warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease, and Landlord agrees to indemnify and hold Tenant harmless from and against any and all claims for any such commissions.

30.7 Waiver. No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any act by Tenant requiring Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act consented to or approved. No act or thing done by Landlord or by Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to

the Premises prior to the termination of this Lease and the delivery of the keys to any such employee shall not operate as a termination of the Lease or surrender of the Premises.

30.8 Successors and Assigns. Except as otherwise provided in this Lease (Section 13 as to Tenant and Section 17 as to Landlord), all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the representatives, successors, and assigns.

30.9 Headings; Landlord and Tenant. The article and section captions contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and, if there be more than one tenant, the obligations herein imposed upon Tenant shall be joint and several.

30.10 No Partnership. This Lease shall create the relationship of Lessor and Lessee between Landlord and Tenant.

30.11 Entire Agreement. This Lease and the Exhibits and Addenda (if any) attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof, and no prior agreement or understandings with regard to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord shall determine in its sole discretion. The Tenant has not and does not rely on nor does the Landlord represent the fact that any specific tenant of number of tenants will be occupying the Building or that any particular number of square feet will be occupied by other tenants of the Building.

30.12 Governing Law. This Lease is made and accepted by the parties in the State of Florida, with reference to the laws of such state and shall be construed, interpreted and governed by and in accordance with the laws of the said State. Tenant agrees that Landlord may institute any legal proceedings with respect to this Lease or the Premises in the Circuit Court of the county in which the Premises are located and submits itself to the jurisdiction of such court. If Tenant is a corporation or other entity chartered other than in the State of Florida, Tenant acknowledges and agrees that it is "doing business" in the State of Florida as its agent for service of process for all matters pertaining to this Lease or the Premises unless Tenant has qualified to do business in Florida and has registered another person with the Secretary of State of Florida as its agent for service of process within the State of Florida.

30.13 Exhibits and Addendum. Exhibits and any addendums are attached hereto and made a part hereof.

30.14 Authority of Tenant. If Tenant is a business entity, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity, in accordance with the organizational documents of said entity, and that this Lease is binding upon said entity.

30.15 Effective Date. The term "Effective Date" as used herein shall mean and refer to the date the last of the Landlord and Tenant has signed this Lease.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Lease as of the day and year first above written.

LANDLORD

Signed, Sealed and Delivered
in the presence of:

ONE PALAFOX PLACE, LLC,
a Florida limited liability company

By: ______________________

Date: July 3, 2024

____
Print Name: ______________________

____
Print Name: ______________________

TENANT

Witness:

Benjamin Securities, Inc.

____
Print Name: Jessica Truax

By: ______________________
William T. Baker
Date: 7/3, 2024

____
Print Name: ______________________

Exhibits

Exhibit A – Rules and Regulations
Exhibit B - Landlord's Building Improvements

Exhibit A

Rules and Regulations

Tenant agrees as follows:

1. Tenant shall not obstruct or impede the use of the common areas within the Building by others nor use the common areas for other than their intended purposes.

2. Tenant shall lock the Premises and shut off water faucets, lights and non-essential electrical equipment located in the Premises before leaving the Premises each day.

3. Tenant shall place garbage and refuse only in trash containers approved by Landlord. Such containers shall be kept either inside the Premises or outside the Premises in such areas as are from time to time designated by Landlord. The Landlord shall designate the trash collection and disposal service which will be utilized to empty and haul away such garbage and refuse the times and days of the week such containers shall be emptied. Tenant shall pay Tenant's Pro-rata Share for the cost of the containers and the periodic trash collection and disposal charges.

4. No aerials or antennae shall be placed by Tenant on or about the Premises or the Building without the written permission of Landlord.

5. Tenant shall not use the plumbing facilities serving the Premises for the disposal of refuse or any other improper use. Tenant shall, at its sole cost and expense, repair any damage to such plumbing facilities caused by any such misuse.

6. No animals or birds shall be allowed in or about the Premises unless agreed to in writing by Landlord. If Landlord agrees to allow a Pet in or about the Premises, Tenant and Landlord shall enter into a separate Pet Agreement.

7. Tenant shall not store any personal property outside the Premises.

8. Tenant shall not burn or incinerate trash, refuse or any other items in or outside the Premises.

9. Landlord shall provide Tenant with keys to the Premises. Tenant may obtain additional keys to the Premises at Tenant's cost. Tenant shall provide only its authorized agents and employees with copies of such keys. Upon termination of the Lease, Tenant shall return all keys to Landlord.

10. Tenant shall not alter nor add locks or bolts on doors providing ingress and egress to the Premises.

11. Tenant shall not allow anyone to reside or sleep overnight in the Premises.

12. Landlord shall not be responsible for any loss, theft or disappearance of personal property from the Premises or the Building.

13. Tenant shall not cover all or any part of any window or door of the Building without obtaining the prior written approval of Landlord.

14. It is agreed that Tenant will not permit any unlawful acts or cause or permit any loud, boisterous, or unseemly noises, smells, or actions or loud stereo in or about the Premises that would be objectionable to other Tenants or Landlord. The breach of this covenant shall be deemed a material breach of this Lease. In the event that there is a gross noncompliance with this express covenant, Landlord will charge Tenant, and Tenant agrees to pay Landlord within three days of notification a $150.00 fine per occurrence. "Gross noncompliance" will conclusively be considered to have occurred when a police verification of the occurrence exists by virtue of an official police report or other official record of said event. Landlord in its sole and absolute discretion reserves the right to evict tenant or tenants for multiple offenses, assess fines and does not waive any right to collect on balance due to Landlord.

15. All Tenants occupying commercial spaces either in the breezeway, on Palafox St. or on Romana St. shall be open to the public a minimum of forty hours per week

Exhibit B

Landlord's Building Improvements

As Is.